                                                                     EXHIBIT 4.1












                                   ECOLAB INC.
                                       AND
                   THE FIRST NATIONAL BANK OF CHICAGO, TRUSTEE
                                    INDENTURE
                          DATED AS OF NOVEMBER 1, 1996













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                                  ECOLAB INC.

     RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED
                  AND INDENTURE DATED AS OF NOVEMBER 1, 1996


Trust Indenture Act Section                                  Indenture Section
---------------------------                                  -----------------

Section 3.10(a)(1) and (2) ................................. 6.9, 6.10
            (a)(3) and (4) ................................. Not Applicable
            (a)(5) ......................................... Not Applicable
            (b) ............................................ 6.9, 6.10
            (c) ............................................ Not Applicable
Section 3.11 ............................................... 6.15
Section 3.12(a) ............................................ 4.1, 4.2(a)
            (b) ............................................ 4.2(b)
            (c) ............................................ 4.2(c)
Section 3.13(a) and (b) .................................... 4.4(a)
            (c) ............................................ 4.4(b)
            (d) ............................................ 4.4(c)
Section 3.14(a) ............................................ 4.3
            (b) ............................................ Not Applicable
            (c)(1) and (2) ................................. 11.5
            (c)(3) ......................................... Not Applicable
            (d) ............................................ Not Applicable
            (e) ............................................ 11.5
            (f) ............................................ Not Applicable
Section 3.15(a) ............................................ 6.1
            (b) ............................................ 5.14
            (c) ............................................ 6.1
            (d) ............................................ 6.1, 6.2
            (e) ............................................ 5.15
Section 3.16(a)(last sentence) ............................. 7.4
            (a)(1)(A) ...................................... 5.2, 5.12
            (a)(1)(B) ...................................... 5.13
            (a)(2) ......................................... Not Applicable
            (b) ............................................ 5.9
            (c) ............................................ 7.6
Section 3.17(a)(1) ......................................... 5.3
            (a)(2) ......................................... 5.4
            (b) ............................................ 6.5
Section 3.18(a) and (c) .................................... 11.7

-------------------

Note: This Cross Reference Sheet is part of this Indenture.


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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

1.1  Certain Terms Defined . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II

                                   SECURITIES

2.1   Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
2.2   Form of Trustee's Certificate of Authentication . . . . . . . . . . .   13
2.3   Amount Unlimited; Issuable in Series. . . . . . . . . . . . . . . . .   14
2.4   Execution of Securities . . . . . . . . . . . . . . . . . . . . . . .   18
2.5   Certificate of Authentication . . . . . . . . . . . . . . . . . . . .   18
2.6   Authentication and Delivery of Securities . . . . . . . . . . . . . .   19
2.7   Denomination and Date of Securities; Payments of Interest . . . . . .   21
2.8   Registration, Transfer and Exchange . . . . . . . . . . . . . . . . .   22
2.9   Mutilated, Defaced, Destroyed, Lost and Stolen Securities  . . . . . .  26
2.10  Cancellation of Securities; Destruction Thereof. . . . . . . . . . . .  27
2.11  Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . .  28
2.12  CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
2.13  Computation of Interest. . . . . . . . . . . . . . . . . . . . . . . .  29
2.14  Wire Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
2.15  Payment of Interest, Interest Rights Preserved.. . . . . . . . . . . .  29

                                   ARTICLE III

                            COVENANTS OF THE COMPANY

3.1  Payment of Principal and Interest . . . . . . . . . . . . . . . . . . .  31
3.2  Offices for Payments, etc.. . . . . . . . . . . . . . . . . . . . . . .  31
3.3  Appointment to Fill a Vacancy in Office of Trustee. . . . . . . . . . .  32
3.4  Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
3.5  Written Statement to Trustee. . . . . . . . . . . . . . . . . . . . . .  33
3.6  Luxembourg Publications . . . . . . . . . . . . . . . . . . . . . . . .  33

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                                                                            PAGE

3.7  Certain Covenants Applicable to the Securities; Restrictions on Liens .  34
3.8  Restrictions on Sale and Leaseback Transactions . . . . . . . . . . . .  36
3.9  Restrictions on Permitting a Restricted Subsidiary to Become an
          Unrestricted Subsidiary. . . . . . . . . . . . . . . . . . . . . .  37
3.10  Restrictions on Permitting an Unrestricted Subsidiary to Become a
          Restrict  ed Subsidiary. . . . . . . . . . . . . . . . . . . . . .  37
3.11  Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
3.12  Waiver of Certain Covenants. . . . . . . . . . . . . . . . . . . . . .  37
3.13  Calculation of Original Issue Discount . . . . . . . . . . . . . . . .  38

                                   ARTICLE IV

                           HOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

4.1  Company to Furnish Trustee with Names and Addresses of Holders. . . . .  38
4.2  Preservation of Information; Communications to Holders. . . . . . . . .  38
4.3  Reports by the Company. . . . . . . . . . . . . . . . . . . . . . . . .  40
4.4  Reports by the Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  40

                                    ARTICLE V

                           REMEDIES OF THE TRUSTEE AND
                           HOLDERS ON EVENT OF DEFAULT
5.1  Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
5.2  Acceleration of Maturity and Waiver . . . . . . . . . . . . . . . . . .  43
5.3  Collection of Indebtedness by Trustee . . . . . . . . . . . . . . . . .  44
5.4  Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . .  45
5.5  Application of Moneys Collected . . . . . . . . . . . . . . . . . . . .  46
5.6  Suits for Enforcement . . . . . . . . . . . . . . . . . . . . . . . . .  47
5.7  Restoration of Rights on Abandonment of Proceedings . . . . . . . . . .  48
5.8  Limitations on Suits by Holders . . . . . . . . . . . . . . . . . . . .  48
5.9  Unconditional Right of Holder to Receive Principal and Interest and to
          Institute Certain Suits. . . . . . . . . . . . . . . . . . . . . .  49
5.10  Powers and Remedies Cumulative . . . . . . . . . . . . . . . . . . . .  49
5.11  Delay or Omission Not Waiver of Default. . . . . . . . . . . . . . . .  49
5.12  Control by Majority. . . . . . . . . . . . . . . . . . . . . . . . . .  50
5.13  Waiver of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                                            PAGE

5.14  Trustee to Give Notice of Default, But May Withhold in Certain Circum-
          stances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
5.15  Right of Court to Require Filing of Undertaking to Pay Costs . . . . .  51

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

6.1  Duties and Responsibilities of the Trustee, Prior to Default. . . . . .  52
6.2  Certain Rights of the Trustee . . . . . . . . . . . . . . . . . . . . .  53
6.3  Trustee Not Responsible for Recitals, Disposition of Securities or Applica
          tion of Proceeds Thereof . . . . . . . . . . . . . . . . . . . . .  55
6.4  Trustee and Agents May Hold Securities or Coupons; Collections; etc.. .  55
6.5  Moneys Held in Trust. . . . . . . . . . . . . . . . . . . . . . . . . .  55
6.6  Compensation and Indemnification of Trustee and Its Prior Claim . . . .  55
6.7  Right of Trustee to Rely on Officer's Certificate, Where No Other
          Evidence Specifically Prescribed. . . . . . . . . . . . . . . . .   56
6.8  Indentures Not Creating Potential Conflicting Interests for the Trustee  57
6.9  Corporate Trustee Required; Persons Eligible for Appointment as Trustee  57
6.10  Resignation and Removal; Appointment of Successor Trustee. . . . . . .  58
6.11  Acceptance of Appointment by Successor Trustee . . . . . . . . . . . .  60
6.12  Merger, Conversion, Consolidation or Succession to Business of Trustee  61
6.13  Appointment of Authenticating Agent. . . . . . . . . . . . . . . . . .  62
6.14  Compliance with Tax Laws . . . . . . . . . . . . . . . . . . . . . . .  63
6.15  Preferential Collection of Claims against Company. . . . . . . . . . .  64

                                   ARTICLE VII

                             CONCERNING THE HOLDERS

7.1  Evidence of Action Taken by Holders . . . . . . . . . . . . . . . . . .  64
7.2  Proof of Execution of Instruments and of Holdings of Securities . . . .  64
7.3  Holders to Be Treated as Owners . . . . . . . . . . . . . . . . . . . .  65
7.4  Securities Owned by Company Deemed Not Outstanding. . . . . . . . . . .  66
7.5  Right of Revocation of Action Taken . . . . . . . . . . . . . . . . . .  67
7.6  Record Date for Consents and Waivers. . . . . . . . . . . . . . . . . .  67

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

                                                                            PAGE

8.1  Supplemental Indentures Without Consent of Holders. . . . . . . . . . .  68
8.2  Supplemental Indentures with Consent of Holders . . . . . . . . . . . .  71
8.3  Effect of Supplemental Indenture. . . . . . . . . . . . . . . . . . . .  73
8.4  Documents to Be Given to Trustee; Execution of Supplemental Indentures.  73
8.5  Notation on Securities in Respect of Supplemental Indentures. . . . . .  74

                                   ARTICLE IX

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

9.1  Company May Consolidate, etc., on Certain Terms . . . . . . . . . . . .  74
9.2  Successor Company Substituted . . . . . . . . . . . . . . . . . . . . .  75
9.3  Opinion of Counsel to Trustee . . . . . . . . . . . . . . . . . . . . .  75

                                    ARTICLE X

                         SATISFACTION AND DISCHARGE OF
                           INDENTURE; UNCLAIMED MONEYS

10.1  Satisfaction and Discharge of Indenture. . . . . . . . . . . . . . . .  76
10.2  Application by Trustee of Funds Deposited for Payment of Securities. .  81
10.3  Repayment of Moneys Held by Paying Agent . . . . . . . . . . . . . . .  81
10.4  Return of Moneys Held by Trustee and Paying Agent Unclaimed for
         One Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
10.5  Indemnity for U.S. Government Obligations. . . . . . . . . . . . . . .  82

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

11.1  Incorporators, Stockholders, Officers and Directors of Company Exempt
          from Individual Liability. . . . . . . . . . . . . . . . . . . . .  82
11.2  Provisions of Indenture for the Sole Benefit of Parties and Holders of
          Securities and Coupons . . . . . . . . . . . . . . . . . . . . . .  83

11.3   Successors and Assigns of Company Bound by Indenture . . . . . . . .   83
11.4   Notices and Demands on Company, Trustee and Holders of Securities and
          Coupons. . . . . . . . . . . . . . . . . . . . . . . . . . .  . .   83
11.5   Officer's Certificates and Opinions of Counsel, Statements to Be
          Contained Therein. . . . . . . . . . . . . . . . . . . . . . .  .   84
11.6   Payments Due on Saturdays, Sundays and Holidays. . . . . . . . . .  .  85
11.7   Conflict of any Provision of Indenture with Trust Indenture Act. . ..  85
11.8   New York Law to Govern . . . . . . . . . . . . . . . . . . . . . . .   86
11.9   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
11.10  Effect of Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  86
11.11  Securities in a Foreign Currency or in ECU. . . . . . . . . . . . . .  86
11.12  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . .  87
11.13  Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . .  88

                                   ARTICLE XII

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

12.1  Applicability of Article . . . . . . . . . . . . . . . . . . . . . . .  88
12.2  Notice of Redemption, Partial Redemptions. . . . . . . . . . . . . . .  88
12.3  Payment of Securities Called for Redemption. . . . . . . . . . . . . .  90
12.4  Exclusion of Certain Securities from Eligibility for Selection for
          Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
12.5  Mandatory and Optional Sinking Funds . . . . . . . . . . . . . . . . .  91

          THIS INDENTURE, dated as of November 1, 1996 between ECOLAB INC., a Delaware corporation (the "COMPANY"), and The First National Bank of Chicago, a national banking association, as trustee (the "TRUSTEE").


                          W  I  T  N  E  S  S  E  T  H:

          WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series (the "SECURITIES") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

          WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

          WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

          NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of any Coupons as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, will have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act or are defined therein by reference to the Securities Act, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), will have the meaning assigned to such terms in the Trust Indenture Act and in the Securities Act, both as in force on the date of this Indenture. All accounting terms used herein and not expressly defined will have the meanings assigned to such terms in accordance with generally accepted accounting principles. The words "HEREIN," "HEREOF," "HEREUNDER" and similar words refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Terms defined in this Article include the plural as well as the singular.

          ATTRIBUTABLE DEBT in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          AUTHENTICATING AGENT has the meaning set forth in Section 6.13.

          AUTHORIZED NEWSPAPER means a newspaper (which, in the case of the City of New York, will, if practicable, be THE WALL STREET JOURNAL (Eastern Edition); in the case of the United Kingdom, will, if practicable, be THE FINANCIAL TIMES (London Edition); and, in the case of Luxembourg, will, if practicable, be THE LUXEMBURGER WORT) published in an official language of the country of publication, customarily published at least once a day for at least five days in each calendar week and of general circulation in the City of New York, the United Kingdom or in Luxembourg, as applicable. If it is impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made with the approval of the Trustee will constitute a sufficient publication of such notice.

          BEARER SECURITY means any Security other than a Registered Security.

          BOARD OF DIRECTORS means either the Board of Directors of the Company or any committee of such Board duly authorized to act on its behalf.

          BOARD RESOLUTION means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect and delivered to the Trustee.

          BUSINESS DAY means, with respect to any Security, a day that, in the city of the principal Corporate Trust Office of the Trustee and in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is neither a Saturday, Sunday, a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

          CERTIFICATE OF AUTHENTICATION has the meaning specified in Section
2.5.
          COMMISSION means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          COMPANY means Ecolab Inc., a Delaware corporation, and, subject to
Article IX, its successors and assigns.

          COMPANY ORDER means a written statement, request or order of the Company signed in its name by the Chairman or Vice Chairman of the Board of Directors, the President, any Vice President or the Treasurer of the Company (or any other officer performing similar functions).

          CONSOLIDATED NET TANGIBLE ASSETS means the aggregate amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders prior to the time as of which "CONSOLIDATED NET TANGIBLE ASSETS" are determined. For purposes of this definition the Company's investment (excluding the goodwill portion thereof) in the Henkel-Ecolab Joint Venture, which is not a Subsidiary of the Company, is deemed to be an asset of the Company.

          CORPORATE TRUST OFFICE means the office of the Trustee at which the corporate trust business of the Trustee is, at any particular time, principally administered, which office is,as of the date on which this Indenture is dated, located in Chicago, Illinois.

          c/o  The First National Bank of Chicago
               One First National Plaza
               Suite 0126
               Chicago, Illinois  60670-0126
               Attention: Corporate Trust Services Division
               Fax: (312) 407-1708

Where the terms of the Indenture refer to performance in New York, New York the location and address of the office are as follows:

               14 Wall Street
               8th Floor, Window 2
               New York, NY  10005
               Attention:  Corporate Trust Administration

          COUPON means any interest coupon appertaining to a Bearer Security.

          COVENANT DEFEASANCE has the meaning specified in Section 10.1(c).

          DEBT means indebtedness for borrowed money.

          DEFAULT means any event or condition which, with notice or lapse of time or both, would become an Event of Default.

          DEFAULTED INTEREST has the meaning specified in Section 2.15.

          DEPOSITARY means, with respect to the Securities of any series issuable in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.3 until a successor Depositary will become such pursuant to the applicable provisions of this Indenture, and thereafter "DEPOSITARY" means or includes each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, "DEPOSITARY," as used with respect to the Securities of any such series, means the Depositary with respect to the Registered Global Securities of that series.

          DOLLAR means the coin or currency of the United States that at the time of payment is legal tender for the payment of public and private debts.

          ECU means the European Currency Unit, as defined and revised from time to time by the Council of European Communities.

          EUROPEAN COMMUNITIES means the European Union, the European Coal and Steel Community and the European Atomic Energy Community.

          EVENT OF DEFAULT means any event of condition specified as such in
Section 5.1.

          EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

          FLOATING RATE SECURITY means a Security which provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index or any other index specified pursuant to Section 3.1.

          FOREIGN CURRENCY means a currency issued by the government of a country other than the United States.

          GENERALLY ACCEPTED ACCOUNTING PRINCIPLES means such accounting principles in the United States as are generally accepted at the time of any computation.

          GLOBAL SECURITY means a Security as contemplated by Section 2.3 evidencing all or part of a series of Securities, which in each case have the same terms, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

          HENKEL-ECOLAB JOINT VENTURE means the joint venture formed pursuant to the Amended and Restated Umbrella Agreement, dated as of June 26, 1991, between the Company and Henkel Kommanditgesellschaft auf Aktien ("HENKEL KGAA") and the Joint Venture Agreement, dated as of June 26, 1991, between the Company and Henkel KGaA.

          HOLDER, HOLDER OF SECURITIES or another similar term means (a) in the case of a Registered Security, the Person in whose name such Security is registered in the Security Register and (b) in the case of a Bearer Security or any Coupon, the bearer thereof.

          INCORPORATED PROVISION has the meaning set forth in Section 11.7.

          INCUR means issue, assume, guarantee or otherwise become liable for. Any Debt of a Person existing when that Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary when it becomes a Subsidiary. The terms "INCURRED," "INCURRENCE" and "INCURRING" each has a correlative meaning.

          INDENTURE means this instrument as originally executed and delivered, or if amended or supplemented as herein provided, as so amended or supplemented or both, and includes the forms and terms of particular series of Securities established as contemplated hereunder.

          INTEREST, when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, means interest payable after maturity, and, when used with respect to a Security which provides for the payment of additional amounts, includes such additional amounts.

          INTEREST PAYMENT DATE, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

          JOURNAL has the meaning set forth in Section 11.11.

          JUDGMENT CURRENCY has the meaning set forth in Section 11.12.

          MANDATORY SINKING FUND PAYMENT has the meaning set forth in Section 12.5.

          MARKET EXCHANGE RATE has the meaning set forth in Section 11.11.

          MORTGAGE has the meaning set forth in Section 3.7.

          NEW YORK BANKING DAY has the meaning set forth in Section 11.12.

          NOTICE OF DEFAULT has the meaning set forth in Section 5.1.

          NON-U.S. PERSON means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

          OFFICER'S CERTIFICATE means a certificate signed by the Chairman or Vice Chairman of the Board of Directors, the President, or any Vice President or the Treasurer of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.5.


          OPERATING PROPERTY means any manufacturing or processing plant, warehouse or distribution center, together with the land upon which it is situated, located within the United States or Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 1.0% of Consolidated Net Tangible Assets, other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

          OPINION OF COUNSEL means an opinion in writing signed by the General Counsel of the Company or by such other legal counsel who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.5.

          ORIGINAL ISSUE DATE of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          ORIGINAL ISSUE DISCOUNT SECURITY means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2.

          OPTIONAL SINKING FUND PAYMENT has the meaning set forth in Section
12.5

          OUTSTANDING when used with respect to any series of Securities, subject to the provisions of Section 7.4, means, as of the date of determination, all Securities theretofore authenticated and delivered by the Trustee under this Indenture, except:

               (a) Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) Securities of that series, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations in the necessary amount (as provided for in Section 10.1) have been deposited in trust with the Trustee or with any Paying Agent (other than Company) or set aside, segregated and held in trust by the Company for the Holders of such Securities (if the Company acts as its own Paying Agent), PROVIDED that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption has been given as herein provided, or provision satisfactory to the Trustee has been made for giving such notice; and

               (c) Securities which have been paid or in substitution for which other Securities have been authenticated and delivered pursuant to Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

          In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that is deemed to be Outstanding for such purposes is the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2.


          PAYING AGENT means any Person authorized by the Company to pay the principal of or interest on any Securities or Coupons on behalf of the Company.

          PERIODIC OFFERING means an offering of Securities of a series from time to time, the specific terms of which, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

          PERSON means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PLACE OF PAYMENT means, when used with respect to the Securities of any series, the place or places where the principal of and interest on, the Securities of that series are payable, as contemplated by Section 2.3.

          PRINCIPAL of Security means principal amount of, and unless the context indicates otherwise, includes any premium payable on, the Security.

          REDEMPTION DATE, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          REDEMPTION PRICE, when used with respect to any Security to be redeemed, means an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof together with accrued interest, if any, to the Redemption Date.

          REGISTERED GLOBAL SECURITY means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.6.

          REGISTERED SECURITY means any Security registered on the Security Register of the Company.

          REGULAR RECORD DATE as used with respect to any Interest Payment Date (except a date for payment of Defaulted Interest) for the Securities of any series means the date specified as such in the terms of the Registered Securities of such series, or, if no such date is specified, if such Interest Payment Date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such Interest Payment Date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

          REQUIRED CURRENCY has the meaning set forth in Section 11.12.

          RESPONSIBLE OFFICER, when used with respect to the Trustee, means the chairman of the Board of Directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "VICE PRESIDENT"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time are such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          RESTRICTED SUBSIDIARY means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          SALE AND LEASEBACK TRANSACTION means any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Operating Property (except for temporary leases for a term including any renewal thereof, of not more than 60 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Operating Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person.

          SECURITY or SECURITIES has the meaning stated in the first recital of this Indenture, or, as the case may be, any debt security or debt securities that have been authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any Coupon appertaining thereto.

          SECURITIES ACT means the Securities Act of 1933, as amended.

          SECURITY REGISTER and SECURITY REGISTRAR have the respective meanings set forth in Section 2.8.

          SINKING FUND PAYMENT DATE has the meaning set forth in Section 12.5.

          SPECIAL RECORD DATE for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee for such series pursuant to Section 2.7.

          STATED MATURITY when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or Coupon representing such installment of interest as the fixed date on which the payment of principal of such Security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

          SUBSIDIARY means any corporation of which the Company directly or indirectly owns or controls stock which under ordinary circumstances (not dependent upon the happening of a contingency) has the voting power to elect a majority of the board of directors of such corporation.

          TRUST INDENTURE ACT (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939 as in force on the date as of which this Indenture was originally executed, PROVIDED, HOWEVER, that in the event that the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT," to the extent required by any such amendment, means the Trust Indenture Act of 1939 as so amended.

          TRUSTEE means the Person identified as Trustee in the first paragraph hereof and, subject to the provisions of Article VI, includes any agent of such trustee and any successor trustee. Trustee also means or includes each Person who is then a trustee hereunder and, if at any time there is more than one such Person, Trustee as used with respect to the Securities of any series means the Trustee with respect to the Securities of such series.

          UNITED STATES or U.S. means the United States of America (any state thereof and the District of Columbia), its territories, its possessions and other areas as subject to its jurisdiction (including the Commonwealth of Puerto
Rico).

          UNRESTRICTED SUBSIDIARY means (a) any Subsidiary substantially all of whose physical properties are located, or substantially all of whose business is carried on, outside the United States, Canada, (b) any special purpose Subsidiary formed for the purpose of financing the operations of the Company or its Subsidiaries and (c) any Subsidiary of an Unrestricted Subsidiary. In addition, the Board of Directors may designate any other direct or indirect Subsidiary of the Company (including any newly acquired or newly formed direct or indirect Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any mortgage on any Operating Property of the Company or any Restricted Subsidiary of the Company, PROVIDED that the Subsidiary to be so designated has total assets at the time of designation of $5 million or less.

          U.S. GOVERNMENT OBLIGATIONS has the meaning set forth in Section 10.1(a).

          U.S. PERSON means a citizen or resident of the United States, a corporation, partnership, joint venture, limited liability company, association, joint-stock company, unincorporated organization or other entity or government or any agency or political subdivision thereof created or organized in or under the laws of the United States, or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

          YIELD TO MATURITY means the yield to maturity on a series of Securities calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security (in each case as determined by the Company).



                                   SECURITIES

          2.1 FORMS GENERALLY. The Securities of each series and the Coupons, if any, to be attached thereto will be substantially in such form (not inconsistent with this Indenture) established by or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer's Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to confirm to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons. Unless otherwise so established, Bearer Securities will have Coupons attached.

          Bearer Securities and any Coupons related thereto will bear a legend substantially to the following effect: "Any U.S. Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

          The definitive Securities and Coupons, if any, will be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

          2.2 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication (a "Certificate of Authentication") on all Securities will be in substantially the following form:

          "Date:

          This is one of the Securities referred to in the within-mentioned Indenture.

                         The First National Bank of Chicago, as Trustee


                         By:
                            --------------------------------------------------
                              Authorized Signatory"

          If at any time an Authenticating Agent is appointed with respect to any series of Securities, then the Authenticating Agent's certificate of authentication to be borne by the Securities of each such series will be substantially as follows:

          "Date:

          This is one of the Securities referred to in the within-mentioned Indenture.

                         [                            ], as Authenticating Agent


                         By:
                            --------------------------------------------
                              Authorized Officer"

          2.3 AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series and each such series will rank equally and PARI PASSU with all other unsecured and unsubordinated Debt of the Company. There will be established by or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer's Certificate detailing such establishment) or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

          (1) the title of the Securities, which will distinguish the Securities of such series from the Securities of all other series;

          (2) any limit on the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant to Sections 2.8, 2.9, 2.11 or 12.3);

          (3) the date or dates (which may be fixed or extendible) on which the principal of the Securities will be payable ;

          (4) (a) the rate or rates per annum (which may be fixed or variable) at which the Securities of the series will bear interest, if any, (b) the dates from which such interest, if any, will accrue, on which such interest will be payable and (in the case of Registered Securities) on which a record will be taken for the determination of Holders to whom interest is payable and/or (c) the method by which such rate or rates or date or dates will be determined;

          (5) the method by which amounts payable of principal of or interest, if any, on such Securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

          (6) if other than as provided in Section 3.2, the place or places where the principal of and any interest on Securities of the series will be payable;


          (7) the right, if any, of the Company to redeem or cause to be redeemed Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices (and/or method by which such price or prices will be determined) at which and any terms and conditions upon which and the manner in which (if different from the provision of Article XII hereof) Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

          (8) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series, in whole or in part, pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and other detailed terms and provisions of any such redemption or sinking fund;

          (9) the denominations in which Registered Securities of the series, if any, will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Securities of the series, if any, will be issuable if other than the denomination of $1,000 and $5,000;

          (10) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration of the maturity thereof;

          (11) if the Securities are Original Issue Discount Securities, the amount (or the method of calculating such amount) of principal payable upon acceleration of such Securities following an Event of Default;

          (12) whether the Securities are to be issued as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Bearer Securities (with or without Coupons) or both, and any restrictions applicable to the offer, sale or delivery of Bearer Securities or the payment of interest thereon and, if other than as provided in
     Section 2.8, the terms upon which Bearer Securities of any series may be exchanged for Registered Securities of such series and vice versa, and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

          (13) whether the Securities will be issued in whole or in part in temporary or permanent global form and, if so, the initial Depositary with respect to such Global Security (if other than as provided in Section 2.6);

          (14) if a temporary Global Security is to be issued with respect to the Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged, in whole or in part for beneficial interests in a definitive Global Security or for individual Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Securities having the same terms;

          (15) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

          (16) the coin or currency, which may be a composite currency such as the ECU, in which payment of the principal of and interest on the Securities will be made, if other than Dollars;

          (17) any provisions enabling the Company or Holders of Securities to elect to make or receive payments of the principal of or interest on the Securities in a coin or currency other than that in which the Securities are stated to be payable;

          (18) the right of the Company to defease the Securities of the series (including provisions permitting the defeasance of less than all Securities of the series) or certain covenants under the Indenture, which provisions may be in addition to, in substitution for or in modification of (or any combination of the foregoing) the provisions of Article X;

          (19) any addition to or modification or deletion of any Event of Default or any covenant specified in the Indenture with respect to the Securities of such series;

          (20) the Person to whom any interest on the Securities is payable, if other than the registered Holder thereof, or the manner in which any interest is payable on a Bearer Security if other than upon presentation of the Coupons attached thereto;

          (21) any trustees, depositaries, authenticating or Paying Agents, transfer agents or Security Registrars or any other agents with respect to the Securities of such series;

          (22) if the Securities of the series are issuable, in whole or in part, as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Securities;

          (23) offices at which presentations and demands may be made and notices may be served, if other than the Corporate Trust Office of the Trustee;

          (24) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by Non-U.S. Persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; and

          (25) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

          All Securities of any one series and any Coupons appertaining thereto will be substantially identical, except (i) in the case of Registered Securities as to date and denomination, (ii) in the case of any Periodic Offering and (iii) as may otherwise be provided by or pursuant to the Board Resolution or Officer's Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, Officer's Certificate or indenture supplemental hereto, and any forms or terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution, Officer's Certificate or supplemental indenture.

          2.4 EXECUTION OF SECURITIES. The Securities and any Coupons will each be signed on behalf of the Company by the Chairman or Vice Chairman of its Board of Directors or its President, any Vice President or its Treasurer (or any other officer performing similar functions), under its corporate seal (except in the case of Coupons) which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future authorized officers. The seal of the Company may be in the form of a facsimile thereof. The seal and the signatures may be impressed, affixed (in the case of the seal), imprinted or otherwise reproduced on the Securities and any Coupons. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature will not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

          Securities and Coupons bearing manual or facsimile signatures of individuals who were at any time proper officers of the Company will bind the Company, notwithstanding that such individuals have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or Coupons.

          2.5  CERTIFICATE OF AUTHENTICATION.  Except as provided in Section
6.13 hereof, only such Securities which bear thereon a Certificate of Authentication substantially in the form hereinbefore recited, signed manually by an authorized officer of the Trustee, will be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon will be entitled to the benefits of this Indenture or will be valid and obligatory for any purpose until the Certificate of Authentication on the Security to which such Coupon appertains has been duly executed by the Trustee. Such certificate by the Trustee upon any Security executed by the Company will be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder.

          2.6 AUTHENTICATION AND DELIVERY OF SECURITIES. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Company and delivered to the Trustee for authentication, together with the applicable documents referred to below in this Section, and the Trustee will thereupon authenticate and deliver such Securities and Coupons in accordance with a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series and Coupons, if any, will be determined by or pursuant to such Company Order and procedures. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.


          In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee will be entitled to receive (in the case of subparagraphs 2, 3 and 4 below only at or before the time of the first request of the Company to the Trustee to authenticate Securities of such series) and (subject to Section 6.1) will be fully protected in relying upon, unless and until such documents have been superseded or revoked, the following documents:

               (1) any Board Resolution, Officer's Certificate and/or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities and Coupons were established;

               (2) an Officer's Certificate setting forth the form and terms of the Securities and any Coupons, stating that such form and terms have been established pursuant to Section 2.1 and 2.3 and comply with this Indenture, and covering other matters that the Trustee may reasonably request; and

               (3) at the option of the Company, either an Opinion of Counsel or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

                    (a) the forms of the Securities and any Coupons have been duly authorized and established in conformity with the provisions of this Indenture;

                    (b) the terms of the Securities and any Coupons have been established in conformity with the provisions of this Indenture;

                    (c) the Securities and any Coupons, when authenticated and delivered by the Trustee and issued by the Company in accordance with the provisions of this Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of this Indenture, have been duly issued under this Indenture and will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the
          (i) enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and (ii) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) all legal requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and

          (e) the authentication and delivery of such Securities and the execution and delivery of any supplemental indenture will not violate the terms of this Indenture.

          Such Opinion of Counsel need not express any opinion as to whether a court in the United States would render a money judgment in a currency other than Dollars.

          In rendering such opinions, counsel may rely, as to all matters except those governed by the laws of jurisdictions other than the federal law of the United States, upon opinions of other counsel (copies of which will be delivered to the Trustee), who will be counsel reasonably satisfactory to the Trustee, in which case the opinion will state that counsel believes counsel and the Trustee are entitled so to rely. Counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent counsel deems proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

          The Trustee will have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers, will determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee's own rights, duties or immunities under the Securities, this Indenture or otherwise.

          If the Company establishes pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Company will execute and the Trustee will, in accordance with this Section 2.6 upon receipt of the Company's Order with respect to such series, authenticate and deliver one or more Registered Global Securities that will (i) represent and be denominated in an amount equal to the aggregate principal amount of all or a portion of the Securities of such series issued and not yet canceled or exchanged, (ii) be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) bear a legend substantially to the following effect:

     "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred, except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

          Each Depositary designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable law or regulation.

          2.7 DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities of each series will be issuable as Registered Securities or Bearer Securities in denominations as specified pursuant to Section 2.3 or, with respect to the Registered Securities of any series, if not so established, in denominations of $1,000 and any integral multiple thereof. If denominations of Bearer Securities of any series are not so established, such Bearer Securities will be issuable in denominations of $1,000 and $5,000. The Securities of each series will be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine, as evidenced by the execution thereof.

          Each Registered Security will be dated the date of its authentication. Each Bearer Security will be dated pursuant to Section 2.3. The Securities of each series will bear interest, if any, from the date, and such interest will be payable on the dates, established pursuant to Section 2.3.

          2.8 REGISTRATION, TRANSFER AND EXCHANGE. The Company will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.2 (the "SECURITY REGISTRAR") for each series of Securities a register (the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Registered Securities as provided herein. The Security Register will be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register will be open for inspection by the Trustee.

          Upon the presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Company will execute and the Trustee will authenticate and deliver in the name of the transferee or transferees new Registered Securities of like series, tenor and aggregate principal amount in authorized denominations.

          Bearer Securities and Coupons appertaining thereto will be transferable by delivery.

          At the option of the Holder thereof, any Security may be exchanged as provided below for a Security of the same series, tenor and aggregate principal amount in authorized denominations, upon surrender of such Security at an office or agency to be maintained for such purpose in accordance with Section 3.2 or as specified pursuant to Section 2.3, and the Company will execute, and the Trustee will authenticate and deliver in exchange therefor, the Securities which the Holder making the exchange will be entitled to receive, each bearing a number or other distinguishing symbol not contemporaneously outstanding. Subject to the foregoing: (i) a Registered Security of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a

Registered Security of the same series; (ii) if the Securities of any series are issued in both registered and bearer form, except as otherwise specified pursuant to Section 2.3, a Bearer Security may be exchanged for a Registered Security of the same series, but a Registered Security may not be exchanged for a Bearer Security; and (iii) if Bearer Securities of any series are issued in more than one authorized denomination, except as otherwise specified pursuant to
Section 2.3, any such Bearer Security may be exchanged for a Bearer Security of the same series; PROVIDED that in connection with the surrender of any Bearer Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default must be surrendered with the Bearer Securities being exchanged.

          All Registered Securities presented for registration of transfer, exchange, redemption, repurchase or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or its attorney duly authorized in writing.

          The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge will be made for any such transaction.

          If the Company redeems, in whole or in part, the Securities of any series (or of any series and specified tenor), the Company will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 Business Days before the first publication of the relevant notice of redemption or, if Registered Securities are Outstanding and there is no publication, the day of mailing of a notice of redemption or exchange of any such Security selected for redemption and ending at the close of business on the day of such mailing, (ii) register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Registered Security being redeemed in part or (iii) exchange any Bearer Security called for redemption, except to exchange any Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

          Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

          If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Securities, or if at any time the Depositary for such Registered Securities is no longer eligible under Section 2.6, the Company will appoint a successor Depositary eligible under Section 2.6 with respect to such Registered Securities. If the Company does not appoint a successor Depositary eligible under Section 2.6 for such Registered Securities within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.3 that such Registered Securities be represented by one or more Registered Global Securities will no longer be effective, and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without Coupons, in any authorized denominations, of like tenor, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

          The Company may at any time and in its sole discretion determine that Registered Securities of any series issued in the form of one or more Registered Global Securities will no longer be represented by Registered Global Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver, Registered Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Securities representing such Registered Securities, in exchange for such Registered Global Securities.

          Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certified Registered Securities without the legend required by Section 2.3. The Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of the Indenture.

          If specified by the Company pursuant to Section 2.3 with respect to Registered Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in whole or in part, in exchange, for Registered Securities of the same series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company will execute, and the Trustee will authenticate and deliver, without service charge,

               (i) to the Person specified by such Depositary a new Registered Security of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Registered Global Security; and

               (ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

          Upon the exchange of a Registered Global Security for Registered Securities, of like tenor, in authorized denominations, such Registered Global Security will be canceled by the Trustee or an agent of the Company or the Trustee. Registered Securities in definitive form without Coupons issued in exchange for a Registered Global Security pursuant to this Section 2.8 will be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Trustee or agent of the Company or the Trustee. The Trustee or such agent will deliver such Registered Securities to or as directed by the Persons in whose names such Registered Securities are so registered.

          All Securities issued upon any transfer or exchange of Securities will be valid obligations of the Company, evidencing the same Debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          Notwithstanding anything herein or in the terms of any series of Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee will be required to exchange any Bearer Security for any Outstanding Registered Security if such exchange would result in adverse federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for federal income tax purposes, the interest payable on the Bearer Securities) under then applicable United States federal income tax laws. The Trustee and such agent are entitled to rely on an Officer's Certificate and an Opinion of Counsel in determining such result.

          2.9 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security or any Coupon has been mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion and in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, may execute, and upon a Company Order, the Trustee will authenticate and deliver, a replacement Security of like series, tenor and principal amount, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon will furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by any of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and in the case of mutilation or defacement, will surrender the Security and related Coupons to the Trustee or such agent. The Company may charge such Holder for any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee or its agent connected therewith) incurred in replacing such Security or Coupon. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full is mutilated, defaced, destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon) if the applicant for such payment furnishes to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

          Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section 2.9 by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen will constitute an additional contractual obligation of the Company and will be entitled to all the benefits of (but subject to all the limitation of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. To the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and Coupons and preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          2.10 CANCELLATION OF SECURITIES; DESTRUCTION THEREOF. All Securities and Coupons surrendered for payment, repurchase, redemption, registration of transfer or exchange, or credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company or any agent of the Company or the Trustee or any agent of the Trustee, will be delivered to the Trustee or its agent for cancellation. The Trustee or its agent will destroy such cancelled Securities and Coupons and deliver a certificate of destruction to the Company. Acquisition by the Company or its agent of such Securities or Coupons will not operate as redemption or satisfaction of the indebtedness represented by such Securities or Coupons until they are delivered to the Trustee or its agent for cancellation. The Company may also deliver to the Trustee for cancellation as described above any Securities or Coupons previously authenticated hereunder which the Company has not issued or sold. The Company will not issue new Securities or Coupons to replace Securities or Coupons it has paid in full or delivered to the Trustee for cancellation, except as expressly permitted by this Indenture.

          2.11 TEMPORARY SECURITIES. Until definitive Securities for any series are ready for delivery, the Company may execute, and the Trustee will authenticate and deliver, temporary Securities for such series (printed, lith-ographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series will be substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee as evident by the execution and authentication thereof. Every temporary Security will be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. The Company will cause definitive Securities of such series to be prepared without unreasonable delay. Thereupon temporary Securities of such series may be exchanged therefor without charge, in the case of Registered Securities, at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2 and, in the case of Bearer Securities, at any office or agency maintained by the Company for such purpose as specified pursuant to Section 2.3. Upon surrender of such temporary Securities, the Trustee will authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series, tenor and authorized denominations and, in the case of Bearer Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series will be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3. The provisions of this Section 2.11 are subject to any restrictions or limitations that may be established with respect to the Securities of any series pursuant to
Section 2.3 (including any provision that Bearer Securities of such series initially be issued in the form of a single Global Bearer Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or Global Bearer Securities of such series would be issued in exchange for such temporary Global Bearer Security).

          2.12 CUSIP NUMBERS. In issuing the Securities, the Company may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee will use "CUSIP" numbers in notices of redemption or exchange as a convenience to Holders. No representation will be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange.

          2.13 COMPUTATION OF INTEREST. Except as otherwise specified pursuant to Section 2.3 for Securities of any series, interest on the Securities of each series will be computed on the basis of a 360-day year of twelve 30-day months.

          2.14 WIRE TRANSFERS. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of monies required to be deposited with the Trustee on account of principal of or interest on the Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee on or before the date such moneys are to be paid to the Holders of the Securities in accordance with the terms hereof.

          2.15 PAYMENT OF INTEREST, INTEREST RIGHTS PRESERVED. Interest on any Security which is payable and is punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") will forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

               (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will notify the Trustee in writing as to the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee will fix a Special Record Date for the payment of such Defaulted Interest which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee will promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest will be paid to the persons in whose names the Securities of such series (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (ii).

                    (ii) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment is deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security will carry the rights of interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE II

                            COVENANTS OF THE COMPANY

          3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Company will duly and punctually pay or cause to be paid the principal of and interest on each of the Securities of such series in the manner provided herein and in such Securities and in any Coupons. The interest on Bearer Securities with Coupons attached will be payable only upon presentation and surrender of the Coupons evidencing the right to such installment of interest as they severally mature. The interest on any temporary Bearer Security will be paid, as to the installments of interest evi-denced by any Coupons attached thereto only upon presentation and surrender thereof, and, as to any other installments of interest, only upon presentation of such Securities for notation thereon of the payment of such interest, in each case subject to any restrictions in Section 2.3. The interest on Registered Securities will be payable only to or upon the written order of the Holders entitled thereto and, at the option of the Company, may be paid by wire transfer or by mailing checks payable to such Holders at their last addresses on the Security Register.

          3.2 OFFICES FOR PAYMENTS, ETC. The Company will maintain in the Borough of Manhattan, the City of New York, an agency where (i) the Registered Securities of each series may be presented for payment and, if applicable, pursuant to Section 2.3, for registration of transfer as this Indenture provides, (ii) the Securities of each series may be surrendered for exchange as is provided in this Indenture and (iii) notices and demands to or upon the Company in respect of the Securities of any series and Coupons or this Indenture may be served.

          The Company will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where any Bearer Securities of each series and any Coupons may be presented for payment. No payment on any Bearer Security or Coupon will be made upon presentation thereof at an agency of the Company within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, if payment in Dollars at each agency maintained by the Company outside the United States for payment on such Bearer Securities and Coupons is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Bearer Securities of any series and any Coupons which are payable in Dollars may be made at an agency of the Company maintained in the Borough of Manhattan, in the City of New York.

          The Company may also from time to time designate one or more additional agencies where the Securities of a series and any Coupons may be presented or surrendered for any and all purposes as provided herein, and may from time to time rescind any such designation, as the Company may deem desirable or expedient; PROVIDED, HOWEVER, that no such designation or rescission will relieve the Company of its obligation to maintain the agencies provided for in the immediately preceding paragraphs. The Company will give to the Trustee prompt written notice of any such designation or rescission and of the location of each such agency and of any change of location thereof. In case the Company fails to maintain any agency required by this Section 3.2 to be located in the Borough of Manhattan, in the City of New York, or fails to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there will at all times be a Trustee with respect to each series of Securities hereunder.

          3.4 PAYING AGENTS. The Company will cause each Paying Agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent will agree with the Trustee, subject to the provisions of this
Section 3.4 that such Paying Agent will:

               (a) hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series, or the Coupons, or of the Trustee, until such sums will be paid to such Holders or otherwise disposed of as herein provided;

               (b) give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same will be due and payable; and

               (c) at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it as such Paying Agent.

          The Company will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or any failure to take such action.

          If the Company acts as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or any Coupons a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of its action or any failure to take such action or the failure by any other obligor on such Securities to make any payment of the principal of or interest on such Securities when the same are due and payable.

          Anything in this Section 3.4 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid, or by Company Order direct any Paying Agent to pay to the Trustee, all sums held in trust for any such series by the Company or any Paying Agent, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

          Anything in this Section 3.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to the provisions of Sections 10.3 and 10.4.

          3.5 WRITTEN STATEMENT TO TRUSTEE. The Company will deliver to the Trustee annually, commencing November 1, 1997, a certificate, from its principal executive officer, principal financial officer, Treasurer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to grace periods or notice requirements) with all conditions and covenants under this Indenture, and if the Company is not in compliance, specifying such noncompliance and the nature and status thereof of which such signer may have knowledge.

          3.6 LUXEMBOURG PUBLICATIONS. Any party publishing any notice pursuant to Section 5.14, 6.10(a), 6.11, 8.2, 10.4, 12.2 or 12.5 in the Borough
of Manhattan, the City of New York and London will also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officer's Certificate delivered to such party, make a similar publication in Luxembourg.

          3.7 CERTAIN COVENANTS APPLICABLE TO THE SECURITIES; RESTRICTIONS ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, incur Debt secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (herein referred to as a "MORTGAGE") upon any Operating Property of the Company or any Restricted Subsidiary or upon any shares of stock or Debt issued by any Restricted Subsidiary, whether owned at the date of this Indenture or hereafter acquired, without effectively securing the Securities equally and ratably with (or, at the option of the Company, prior to) such Debt for at least the period that such Debt is so secured. The foregoing restriction does not require the Company to secure Securities of any series if the mortgage consists of any of the following:

               (a) mortgages on Operating Property, shares of stock or Debt of any entity existing at the time the entity becomes a Restricted Subsidiary, PROVIDED that such mortgages are not incurred in anticipation of the entity's becoming a Restricted Subsidiary;


               (b) mortgages on Operating Property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, or mortgages thereon securing the payment of all or part of the purchase price thereof, or mortgages on Operating Property, shares of stock or Debt securing any Debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of Operating Property, the completion of construction or improvements or the commencement of substantial commercial operation of such Operating Property for the purpose of financing all or part of the purchase price thereof, such construction or the making of such improvements;

               (c) mortgages securing Debt that a Restricted Subsidiary owes to the Company or to another Restricted Subsidiary or that the Company owes to a Restricted Subsidiary;

               (d) mortgages on Operating Property, shares of stock or Debt existing on the date of the initial issuance of such Securities of any series then outstanding;

               (e) mortgages on Operating Property, shares of stock or Debt of a Person existing when the Person is merged into or consolidated with the Company or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, PROVIDED that such mortgage was not incurred in anticipation of such merger, consolidation, sale, lease or other disposition;

               (f) mortgages on Operating Property, shares of stock or Debt of the Company or a Restricted Subsidiary in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure Debt or a lease incurred for the purpose of financing all or part of the purchase price or the cost of constructing, developing, renovating or improving the Operating Property subject to such mortgages;

               (g) extensions, renewals or replacements (or successive extensions, renewals or replacements) of any mortgage referred to in the foregoing subsections (a) through (f) or of any Debt secured thereby, PROVIDED that the principal amount of Debt secured thereby will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

          Any mortgage permitted under subsections (a) through (g) will not cover any Operating Property of the Company or a Restricted Subsidiary, shares of stock or Debt of a Restricted Subsidiary, as the case may be, other than the Operating Property, including improvements thereto, shares of stock or Debt specified in such subsections.

          Notwithstanding the restrictions outlined in the preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to incur Debt secured by a mortgage in addition to mortgages permitted under subsections (a) through (g) above, even if not equally and ratably secured with the Securities, PROVIDED that the aggregate amount of all Debt so secured by mortgages (and immediately after giving effect thereto) together with all Attributable Debt in respect of Sale and Leaseback Transactions permitted under Section 3.8(b) will not exceed 15% of Consolidated Net Tangible Assets.

          3.8 RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the net proceeds to the Company or a Restricted Subsidiary from the sale of the Operating Property in connection with such Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company in good faith) of the Operating Property to be leased and either:

               (a) the Company or the Restricted Subsidiary could, at the time of entering such arrangement under Section 3.7, incur Debt secured by a mortgage on the Operating Property to be leased in an amount equal to or greater than the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Securities; or

               (b) the Attributable Debt in respect of all Sale and Leaseback Transactions in existence at the time of the Company and its Restricted Subsidiaries (other than Sale and Leaseback Transactions permitted in connection with Section 3.8(a) or (c)) plus the aggregate principal amount of Debt secured by mortgages on Operating Properties of the Company or a Restricted Subsidiary or shares of stock or Debt of a Restricted Subsidiary then outstanding (excluding such Debt secured by mortgages described in Sections 3.7(a)-3.7(g)) that do not equally and ratably secure the Securities, will not exceed 15% of the Consolidated Net Tangible Assets; or

               (c) within 180 days after a sale or transfer that is part of a Sale and Leaseback Transaction, the Company applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair market value of the Operating Property so leased (as determined in good faith by the Board of Directors of the Company), at the time the Sale and Leaseback Transactions was entered into, to (i) retire (other than any mandatory retirement, mandatory repayment or sinking fund payment or payment at maturity) the Securities or other Debt of the Company or a Restricted Subsidiary, other than Debt subordinated to the Securities, whose Stated Maturity either is more than one year from the date of such application or is extendible, at the obligor's option, to a date more than one year from the date of such application or (ii) purchase, construct, develop, renovate or improve one or more Operating Properties (other than those involved in such Sale and Leaseback Transaction); PROVIDED that the amount to be so applied is reduced by the principal amount of Securities delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation. Notwithstanding the foregoing, the covenant contained in this Section 3.8(c) does not apply to, and there will be excluded from Attributable Debt in any computation under Section
3.7 or this Section 3.8, Attributable Debt with respect to any Sale and Leaseback Transaction in which the only parties involved are the Company and any Restricted Subsidiary or Restricted Subsidiaries.

          A Sale and Leaseback Transaction permitted under this Section 3.8 will not be deemed to result in the creation of a mortgage.

          3.9 RESTRICTIONS ON PERMITTING A RESTRICTED SUBSIDIARY TO BECOME AN UNRESTRICTED SUBSIDIARY. The Company will not and will not permit any Restricted Subsidiary to, transfer to an Unrestricted Subsidiary (i) an Operating Property or (ii) shares of stock or Debt issued by a Restricted Subsidiary.

          3.10 RESTRICTIONS ON PERMITTING AN UNRESTRICTED SUBSIDIARY TO BECOME A RESTRICTED SUBSIDIARY. The Company will not designate an Unrestricted Subsidiary a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions in
Section 3.7, and the Attributable Debt in respect of all Sale and Leaseback Transactions in existence at such time permitted under Section 3.8(b) does not at the time exceed 15% of Consolidated Net Tangible Assets.

          3.11 EXISTENCE. Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          3.12 WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 3.7 and 3.8 with respect to the Securities of any series if before or after the time for such compliance, the Holders of at least a majority of the principal amount of the Securities of such series Outstanding at the time waive compliance with such covenant or condition either generally or in such instance, except to the extent so expressly waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition remains in full force and effect.

          3.13 CALCULATION OF ORIGINAL ISSUE DISCOUNT. The Company will file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual records) accrued on Outstanding Securities as of the end of such year.

                                   ARTICLE IV

                           HOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

          4.1 COMPANY TO FURNISH TRUSTEE WITH NAMES AND ADDRESSES OF HOLDERS. If the Trustee is not the Security Registrar for the Securities of any series, the Company will furnish or cause to be furnished to the Trustee, with respect to the Registered Securities of each series, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of such series:

               (a) semiannually not more than 15 days after each record date for the payment of interest, if any, as of such record date and

               (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

          4.2  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

                 (a) The Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee for each series as provided in Section 4.1 and (ii) received by the Trustee for each series in the capacity of Security Registrar, if the Trustee is then acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

               (b) If three or more Holders of Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee will, within five business days after the receipt of such application, at its election, either

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 4.2(a), or

          (2) inform such applicants as to the approximate number of Holders of Securities whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 4.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

          If the Trustee elects not to afford such applicants access to such information, the Trustee will, upon the written request of such applicants, mail to each Holder of Securities whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 4.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision of payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee mails to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities or would be in violation of applicable law. Such written statement will specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, enters an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission will find, after notice and opportunity for hearing, that all the objections so sustained have been met and will enter an order so declaring, the Trustee will mail copies of such material to all such Holders of Securities with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee will be relieved of any obligation or duty to such applicants respecting their application.

               (c) Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 4.2(b), regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of mailing any material pursuant to a request made under Section 4.2(b).

          4.3 REPORTS BY THE COMPANY. (a) The Company will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with roles and regulations prescribed from time to time by the Commission, such of the supplementary and period information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a Security listed and registered on a national securities exchange as may be prescribed from time to time in such rule and regulation.

               (b) The Company will file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, document and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such regulations.

               (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such does not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

          4.4 REPORTS BY THE TRUSTEE. (a) Within 60 days after each May 15, beginning with May 15, 1997, the Trustee will mail to each Holder as and to the extent provided in the Trust Indenture Act Section 313(c) a brief report dated as of such May 15, if and to the extent required by Section 313(a) of the Trust Indenture Act. The Trustee also will comply with Section 313(b) of the Trust Indenture Act.

               (b) Reports pursuant to this Section 4.4 will be mailed:

                    (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;

                    (2) to such Holders of Bearer Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                    (3)  except in the case of reports pursuant to subsection
                (b) of this Section, to each Holder of a Security whose name and address is preserved at the time by the Trustee, as provided in
                Section 4.2(a).

               (c) A copy of each report at the time of its mailing to Holders will be filed with the Commission and each stock exchange (if any) on which the Securities of any series are listed. The Company agrees promptly to notify the Trustee whenever the Securities of any series become listed on any stock exchange and of any delisting thereof.

                                    ARTICLE V

                           REMEDIES OF THE TRUSTEE AND
                           HOLDERS ON EVENT OF DEFAULT

          5.1 EVENT OF DEFAULT. "EVENT OF DEFAULT" with respect to Securities of any series means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), unless such Event of Default is either inapplicable to a particular series or specifically deleted or modified in or pursuant to a supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series:

               (a) default in the payment of any installment of interest upon any of the Securities of such series when the same becomes due and payable, and where such default continues for a period of 30 days; or

               (b) a default in the payment of all or part of the principal of any Securities of that series when the same becomes due and payable, whether at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment or otherwise, except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three (3) Business Days beyond the date on which such payment is due; or

               (c) a failure by the Company duly to observe or perform any other covenant or agreement of the Company in this Indenture with respect to any Security of that series (except for a covenant or agreement in respect of the Securities of that series a default in the performance or breach of which is specifically dealt with elsewhere in this Section), and such default or breach continues for a period of 90 days after the date on which written notice specifying such failure has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby. Such written notice will (i) state that it is a "NOTICE OF DEFAULT" under this Indenture, specify such failure and demand that the Company remedy such failure and (ii) be sent by registered or certified mail, return receipt requested; or

               (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

               (e) the Company (i) commences a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any substantial part of its property or
(iii) makes any general assignment for the benefit of creditors; or

               (f) any other Event of Default provided in either the supplemental indenture under which such series of Securities is issued or the form of Security for such series.

          5.2 ACCELERATION OF MATURITY AND WAIVER. Unless otherwise set forth in Section 2.3, in each and every case that an Event of Default described in
Section 5.1(a), (b), (c), or (f) (if the Event of Default under Section 5.1(c) or (f), as the case may be, is with respect to less than all series of Securities then Outstanding) occurs and is continuing, unless the principal of Securities of that series has already become due and payable, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then Outstanding Securities of each such affected series (each such series voting as an individual class) may declare by written notice to the Company (and to the Trustee if given by Holders) that the principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof of such series), and the interest payable on the Securities of all affected series, is due and payable immediately. Upon such declaration, the same becomes immediately due and payable. Unless otherwise set forth in Section 2.3, in each and every case that an Event of Default described in Section 5.1(c) or (f) occurs and is continuing with respect to all series of the then Outstanding Securities, unless the principal of all the Securities has already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the then Outstanding Securities voting as a single class may declare by written notice to the Company (and to the Trustee if given by Holders) that the principal (or, if any Securities are Original
Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) and interest on all Outstanding Securities is due and payable immediately. Upon such declaration, the same becomes immediately due and payable. If an Event of Default specified in Section 5.1(d) or (e) occurs, the principal of or interest on the Securities become immediately due and payable, without any declaration or other act by the Trustee or any Holder.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities as the case may be) have been so declared due and payable, and before any judgment or decree for the payment of the moneys due have been obtained or entered as hereinafter provided, the Company will pay to or deposit with the Trustee a sum sufficient to pay all matured installments of interest on all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which have become due other than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and an amount sufficient to cover all amounts owed to the Trustee and each predecessor Trustee under Section 6.6, and if any and all Events of Default under the Indenture, other than the nonpayment of the principal of Securities which have become due by acceleration, have been cured, waived or otherwise remedied as provided herein, then and in every such case, unless otherwise set forth in Section 2.3, the Holders of a majority in aggregate principal amount of all the then Outstanding Securities of each such series that has been accelerated, may waive by written notice to the Company and to the Trustee all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or affect any subsequent default nor impair any right consequent thereon.

          For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities will be deemed, for all purposes hereunder, to be such portion of the principal thereof as will be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as will be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, will constitute payment in full of such Original Issue Discount Securities.

          5.3 COLLECTION OF INDEBTEDNESS BY TRUSTEE. If an Event of Default with respect to the Securities of any series in payment of principal or interest specified in subsection (a) or (b) of Section 5.1 occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and Coupons, the whole amount then due and payable thereon, of principal and any interest, with interest on the overdue principal and, to the extent legally enforceable, on any overdue installments of at the rate as the rate of interest (or Yield to Maturity in the case of Original Issue Discount Securities) specified in such Securities in addition thereto such further amount as will be sufficient to cover all amounts owed to the Trustee and each predecessor Trustee under Section 6.6. Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any series to the Holders, whether or not such payments are overdue.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute an action or proceeding at law or in equity for the collection of the sum so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          All rights of action and of asserting claims under this Indenture or under the Securities or Coupons of any series enforced by the Trustee without the possession of any such Securities or Coupons or the production thereof in any trial or other proceedings relative thereto. Any such action or proceedings instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment (except for amounts owed to the Trustee under Section 6.6) will be for the ratable benefit of all the Holders of the Securities or Coupons in respect of which such action was taken.

          In any proceedings brought by the Trustee (including proceedings involving the interpretation of any provision of this Indenture to which the Trustee is a party), the Trustee will be held to represent all the Holders of the Securities and Coupons in respect of which such action was taken, and it will not be necessary to make any Holders of such Securities or Coupons parties to any such proceedings.

          5.4 TRUSTEE MAY FILE PROOFS OF CLAIM. If there are pending proceedings for the bankruptcy or reorganization of the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, reorganization or other similar law, or in case a receiver, liquidator, assignee, custodian, or trustee, sequestrator or similar official has been appointed for its property, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities is then due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee has made any demand pursuant to the provisions of this Section, will be entitled and empowered, by intervention in such proceedings or otherwise:

               (a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be neces-sary or advisable to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same return and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee consents to the making of payments directly to the Holders, to pay to the Trustee such amounts as will be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

          Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          5.5 APPLICATION OF MONEYS COLLECTED. Any moneys or other property collected by the Trustee pursuant to Section 5.3, with respect to Securities of any series, will be applied in the following order at the date or dates fixed by the Trustee therefor and, upon presentation of the several Securities and Coupons in respect of which monies or other property have been collected, and either the stamping (or other notation) thereon of the payment, or issuing of Securities of such series in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

          FIRST:  To the payment of money due to the Trustee under Section 6.6;

          SECOND: In case the principal of the Outstanding Securities of such series in respect of which moneys have been collected has not become due, to the payment of interest on such Securities in order of the maturity of the installments of such interest with interest, (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest (or Yield to Maturity in the case of Original Issue Discount Securities) specified in such Securities of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal of the Outstanding Securities of such series in respect of which moneys have been collected has become due, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate of interest (or Yield to Maturity in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys are insufficient to pay the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

          FOURTH: The remainder, if any, to the Company or any other Person lawfully entitled thereto.

          5.6 SUITS FOR ENFORCEMENT. If an Event of Default has occurred and is continuing and has not been waived, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce any of such rights, either at law, in equity, in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          5.7 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. If the Trustee or any Holder has instituted proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then, in every such case, subject to any determination in such proceedings, the Company and the Trustee or such Holder will be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

          5.8 LIMITATIONS ON SUITS BY HOLDERS. No Holder of any Security or Coupon of any series may institute any action judicial or otherwise, with respect to this Indenture or the Securities or Coupons of such series, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or for any other remedy hereunder, unless:

                         (i) such Holder previously has given the Trustee written notice of a continuing Event of Default as previously provided;

                         (ii) the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series have made a written request to the Trustee to institute such action or proceedings in its own name as Trustee hereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;


                        (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceeding; and

                         (iv) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Securities of each affected series have not given the Trustee a direction inconsistent with such written request, it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Coupon with every other taker and Holder and the Trustee, that no one or more Holders of Securi-ties of any series or Coupons will have any right in any manner whatever by virtue or by avoiding of any provision of this Indenture to affect, disturb or prejudice the rights of another Holder of Securities or Coupons or to obtain a preference or priority over another Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities and Coupons.

          5.9 UNCONDITIONAL RIGHT OF HOLDER TO RECEIVE PRINCIPAL AND INTEREST AND TO INSTITUTE CERTAIN SUITS. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of a Security or Coupon to receive payment of principal of and interest on such Security or Coupon on or after the respective due dates expressed therein, or to bring suit to enforce any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

          5.10 POWERS AND REMEDIES CUMULATIVE. Except as provided with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities of Coupons in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy. Every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          5.11 DELAY OR OMISSION NOT WAIVER OF DEFAULT. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 5.6, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as deemed expedient, by the Trustee or by the Holders, as the case may be.

          5.12 CONTROL BY MAJORITY. Subject to Sections 2.3, 6.1 and 6.2(e), the Holders of a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may then be accelerated under Section 5.2) of the Outstanding Securities of each series affected may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture, PROVIDED, that such direction will not be otherwise than in accordance with the law and the provisions of the Indenture and PROVIDED, FURTHER, that (subject to Section 6.1) the Trustee will have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the actions or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee determines that the action or proceeding so directed would (i) conflict with law or this Indenture, (ii) involve the Trustee in personal liability or (iii) may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, it being understood that (subject to Section 6.1) the Trustee has no duty to ascertain whether such actions or forbearances are unduly prejudicial to such Holders. The Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders pursuant to this Section 5.12.

          5.13 WAIVER OF DEFAULTS. Unless otherwise set forth in Section 2.3, prior to the acceleration of the maturity of any Securities as provided in Section 5.2, the Holders of a majority in aggregate principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal may then be accelerated under Section 5.2) of the Outstanding Securities of any series affected may, on behalf of the Holders of all Securities of such series and any Coupons appertaining thereto, waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a default (a) in the payment of principal of or interest on any Security of such series as specified in Sections 5.1(a) and 5.1(b) or (c) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Outstanding Security affected. Upon any such waiver, such default will cease to exist, and any Event of Default with respect to the Securities of such series will be deemed to have been cured for every purpose of this Indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

          5.14 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee will, within 90 days after the occurrence of a Default known to it with respect to Securities of any series, give notice to all Defaults with respect to that series known to the Trustee (i) if any Bearer Securities of that series are then Outstanding, to the Holders thereof, by publications at least once in an Authorized Newspaper in the Borough of Manhattan, in the City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg) and (ii) to all Holders of then Outstanding Registered Securities of such series as the names and addresses of such Holders appear upon the registry books of the Company, and to other Holders of Securities of such series as have filed their names and addresses with the Trustee within two years preceding the giving of such notice, unless such Default has been cured before the mailing or publication of such notice; PROVIDED that, except in the case of Default in the payment of the principal of or interest on any of the Securities of such series, or in paying any sinking fund installment with respect to the Securities of such series, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders thereof.

          5.15 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 5.15 does not apply to any suit by (i) the Trustee, (ii) any Holder under Section 5.9, (iii) a group of Holders of, in the aggregate, more than 10% in aggregate principal amount of the Outstanding Securities of such series, (iv) in the case of any suit relating to or arising under Section 5.1(c) or (f) (if the suit relates to Securities of more than one but less than all series), a group of Holders, in the aggregate, more than 10% in aggregate principal amount of Outstanding Securities of the series thereby affected, (v) if a suit under Section 5.1(c) or (f) relates to all Outstanding Securities then Outstanding), a group of Holders, in the aggregate, more than 10% in aggregate principal amount of all Securities, or
(vi) to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

          6.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE, PRIOR TO DEFAULT. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such series, and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee. If an Event of Default with respect to the Securities of a series has occurred which has not been cured or waived, the Trustee will exercise, with respect to such series of Securities, the rights and powers that this Indenture vests in it with the degree of care and skill a prudent man would exercise or use under the circumstances in conducting his own affairs.

          No provision of this Indenture will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred; in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent or acted in bad faith in ascertaining the pertinent facts; and

          (c) the Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture will require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          The provisions of this Section 6.1 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

          6.2 CERTAIN RIGHTS OF THE TRUSTEE. In furtherance of and subject to the Trust Indenture Act, and except as otherwise provided in Section 6.1:

               (a) the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request, direction, order or demand of the Company mentioned herein will be sufficiently evidenced by an Officer's Certificate or Company Order (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be sufficiently evidenced by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

               (c) whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

               (d) the Trustee may consult with counsel and any written advice or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon;

               (e) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Securities of any series pursuant to the provisions of this Indenture, unless such Holders will have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

               (f) the Trustee will not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (g) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; PROVIDED that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition of proceeding; the reasonable expenses of every such investigation will be paid by the Company or, if paid by the Trustee or any predecessor Trustee, will be repaid by the Company upon demand; and

               (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee will not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          6.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, and in any Coupons will be taken as the statements of the Company, and neither the Trustee for any series, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate. Neither the Trustee for any series, any Authenticating Agent, nor the Trustee will be accountable for the use or application by the Company of any of the Securities or the proceeds thereof.

          6.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES OR COUPONS; COLLECTIONS; ETC. The Trustee, any Security Registrar, any Paying Agent or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and subject to the provisions of the Trust Indenture Act relating to conflicts of interest and preferential claims and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

          6.5 MONEYS HELD IN TRUST. Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee or any Paying Agent will, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. The Trustee will invest such moneys in accordance with the Company's written instructions. Neither the Trustee nor any agent of the Company or the Trustee will be under any liability for interest on any moneys received by it hereunder. So long as no Event of Default has occurred and is continuing, all interest allowed in any such moneys will be paid from time to time to the Company upon a Company Order.

          6.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Company will pay in Dollars to the Trustee from time to time, such compensation as the Company and the Trustee from time to time agree in writing for all services rendered by it hereunder (which will not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel, attorneys, agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, or bad faith. The Company also will indemnify in Dollars the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon or measured by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances will constitute additional indebtedness hereunder and will survive the satisfaction and discharge of this Indenture. As security for the performance of the obligations of the Company under this Section 6.6, the Trustee for any series of Securities will have a prior claim to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities or Coupons.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d) or (e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          6.7 RIGHT OF TRUSTEE TO RELY ON OFFICER'S CERTIFICATE, WHERE NO OTHER EVIDENCE SPECIFICALLY PRESCRIBED. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee deems it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the

Trustee, will be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          6.8 INDENTURES NOT CREATING POTENTIAL CONFLICTING INTERESTS FOR THE TRUSTEE. As of the date hereof, the Company has no outstanding debt securities issued pursuant to an indenture of which the Trustee is the Trustee.

          6.9 CORPORATE TRUSTEE REQUIRED; PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. There will at all times be a Trustee for each series of Securities hereunder which will at all times be either (i) a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state or District of Columbia authority or (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act to a rule, regulation or order of the Commission authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000. Such corporation will have its principal place of business or an agency in the Borough of Manhattan, the City of New York, if there is such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for purposes of this Section, the combined capital and surplus of such corporation are deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may, but need not, appoint a separate Trustee for any one or more series of Securities. In case at any time the Trustee ceases to be eligible in accordance with the provisions of this Section, the Trustee will resign immediately in the manner and with the effect specified in Section 6.10.

          The provisions of this Section 6.9 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

          6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Company and (i) if any Bearer Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, the City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Bearer Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders thereof who have filed their names and addresses with the Trustee within two years preceding the giving of such notice at such addresses as were so furnished to the Trustee and (iii) by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they appear on the Security Register. Upon receiving such notice of resignation, the Company will promptly appoint a successor Trustee or Trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument will be delivered to the resigning Trustee and one copy to the successor Trustee or Trustees. If no successor Trustee has been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Security of the applicable series for at least six months may, subject to the provisions of Section 5.15, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

               (b)  If at any time:

                    (i)  the Trustee fails to comply with the provisions of
     Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months; or

                    (ii) the Trustee ceases to be eligible in accordance with the provisions of Section 6.9 and Section 310(a) of the Trust Indenture Act and fails to resign after written request therefor by the Company or by any Holder; or

                    (iii) the Trustee becomes incapable of acting with respect to any series of Securities, or is adjudged bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor Trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument will be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of
Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such Holder and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

               (c) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of a particular series may at any time remove the Trustee for such series and only such series by so notifying the Trustee and the Company in accordance with Section 7.1 and may appoint a successor Trustee.

               (d) No resignation or removal of the Trustee of any series and no appointment of a successor Trustee pursuant to any of the provisions of this
Section 6.10 becomes effective until the acceptance of appointment by the successor Trustee as provided in Section 6.11.

               (e)  The Company will give notice of each removal of the Trustee
(i) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in the City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee within two years preceding the giving of such notice, by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee will make such information available to the Company for such purpose) and (iii) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they will appear on the registry books.

          6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor Trustee appointed as provided in Section 6.10 will execute and deliver to the Company and its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all rights, powers, duties and obligations of its predecessor hereunder with respect to such series, with like effect as if originally named as Trustee for such series hereunder; however, on the written request of the Company or of the successor Trustee, upon payment of its charges then unpaid, the retiring Trustee will, subject to Section 10.4, pay over to the successor Trustee all moneys at the time held by it hereunder and will execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Company will execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act will, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

          If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of such series will execute and deliver an indenture supplemental hereto which (i) will contain such provisions as are deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring will continue to be vested in the predecessor Trustee and (ii) will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust and that each such Trustee will be Trustee of a trust or trusts under separate indentures.

          No successor Trustee with respect to any series of Securities will accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee is qualified under Section 310(b) of the Trustee Indenture Act and eligible under the provisions of Section 6.9.

          Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the Company will give notice thereof (a) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, the City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (b) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee within two years preceding the giving of such notice, by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee will make such information available to the Company for such purpose) and (c) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee will cause such notice to be given at the expense of the Company.

          Upon request of any such successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this
Section 6.11.

          6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee is a party, or any corporation succeeding to the corporate trust business of the Trustee, will be the successor of the Trustee hereunder; PROVIDED, that such corporation qualifies under Section 310(b) of the Trust Indenture Act and is eligible under the provisions of
Section 6.9, without the execution of filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor to the Trustee succeeds to the trusts created by this Indenture any of the Securities of any series have been


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

authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series have not been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate will have the full force which it has anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee will have; PROVIDED, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee will apply only to its successor or successors by merger, conversion or consolidation.

          6.13 APPOINTMENT OF AUTHENTICATING AGENT. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (the "AUTHENTICATING AGENT") which will be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.9. Securities of each such series authenticated by such Authenticating Agent will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee's Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent will at all times be a corporation organized and doing business under the laws of the United States or of any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (determined as provided in Section 6.9 with respect to the Trustee) and subject to supervision or examination by federal, state or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such corporation are deemed to be its combined capital and surplus as set forth in its most recent report or condition so published. If at any time an Authenticating Agent for any series of Securities ceases to be eligible in accordance with the provisions of this Section, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section.


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

          Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent is a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, will continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

          Any Authenticating Agent may at any time, and if it ceases to be eligible will, resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 6.13 with respect to one or more series of Securities, the Trustee will upon receipt of a Company Order appoint a successor Authenticating Agent and the Company will provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series will have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

          Sections 6.2, 6.3, 6.4, 6.6, 6.9 and 7.3 will be applicable to any Authenticating Agent.

          6.14 COMPLIANCE WITH TAX LAWS. The Trustee hereby agrees to comply with all United States federal income tax information reporting and withholding requirements applicable to it with respect to payments or premium (if any), and interest on the Securities whether acting as Trustee, Security Registrar, Paying Agent or otherwise with respect to the Securities.

          6.15 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee will be subject to the provisions of Section 311 of the Trust Indenture Act.


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                                   ARTICLE VII

                             CONCERNING THE HOLDERS

          7.1 EVIDENCE OF ACTION TAKEN BY HOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article VII.

          7.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDINGS OF SECURITIES. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Holder or his agent or proxy may be proved in the following manner:

The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit will also constitute sufficient proof of the authority of the Person executing the same. The fact of the holding by any Holder of a Bearer Security of any series, and the identifying number of such Bearer Security and the date of his holding the same, may be proved by the production of such Bearer Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate is deemed by the Trustee to be satisfactory. Each such certificate will be dated and will state that on the date thereof a Bearer Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Securities of


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

one or more series specified therein. The Trustee for such Securities and the Company may assume that the ownership of any Bearer Security by the Person named in any such certificate of any Bearer Securities will continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Securities is produced, or (2) the Bearer Security specified in such certificate is produced by some other Person, or (3) the Bearer Security specified in such certificate is no longer Outstanding. Subject to Sections 6.1 and 6.2, the fact and date of the execution of any such instrument and the amount and numbers of Bearer Securities of any series held by the Person so executing such instrument and the amount and numbers of any Bearer Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

               (b) In the case of Registered Securities, the ownership, the principal amount and the serial numbers of such Registered Securities will be proved by the Security Register or by a certificate of the Security Registrar.

          7.3 HOLDERS TO BE TREATED AS OWNERS. Prior to due presentment for registration of transfer of any Registered Security, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Registered Security is registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security is overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee will be affected by any notice to the contrary. All such payments so made to any



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

such Person, or upon his order, will be valid, and, to the extent of the sum or sums so paid effectual to satisfy and discharge the liability for moneys payable upon any such Registered Security. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any Coupon as the absolute owner of such Bearer Security or Coupon (whether or not such Bearer Security or Coupon is overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Company, the Trustee, nor any agent of the Company or the Trustee will be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, will be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bearer Security or Coupon.

          7.4 SECURITIES OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct common control with the Company or any other obligor on the Securities with respect to which such determination is being made, will be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee will be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned will be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel will be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company will furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the persons described above; and, subject to Sections 6.1 and 6.2, the Trustee will be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

          7.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of


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

holding as provided in this Article VII, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security will be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action will be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

          7.6 RECORD DATE FOR CONSENTS AND WAIVERS. The Company may, but will not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past Default with respect to the Securities of any series in accordance with Section 5.13,
(ii) consent to any supplemental indenture in accordance with Section 8.2,
(iii) waive compliance with any term, condition or provision of any covenant hereunder (if the Indenture should expressly provide for such waiver) or (iv) vote on or consent to any action referred to in Section 7.1. If a record date is fixed, the Holders on such record date, or their duly designated proxies, are entitled to waive any such past Default, consent to any such supplemental indenture, waive compliance with any such term, condition or provision or vote on or consent to any such action, whether or not such Holder remains a Holder after such record date; PROVIDED, HOWEVER, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities of such series prior to the date which is the 90th day after such record date, any such waiver or consent previously given is automatically and without further action by any Holder cancelled and of no further effect.

                                   ARTICLE VII

                             SUPPLEMENTAL INDENTURES

          8.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. The Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may from time to time and at any time enter


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

into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Securities of one or more series;

               (b) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed;

               (c) to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor of the covenants, agreements and obligations of the Company pursuant to Article IX;

               (d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company considers to be for the protection of the Holders of Securities or Coupons (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default (and, if such Event of Default is applicable to less than all series of Securities specifying the series to which such Event of Default is applicable) permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular grace period after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

               (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Company may


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

deem necessary or desirable, PROVIDED that no such action adversely affects the interests of the Holders of the Securities or Coupons taken as a whole;

               (f) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any Indenture supplemental hereto under the Trust Indenture Act as then in effect, except that nothing herein contained permits or authorizes the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

               (g) to add guarantees with respect to the Securities or to secure the Securities;

               (h) to make any change that does not adversely affect the rights of the Holders of the Securities taken as a whole;

               (i) to establish the forms or terms of Securities of any series or Coupons as permitted by Sections 2.1 and 2.3;

               (j) to otherwise change or eliminate any of the provisions of this Indenture; PROVIDED, HOWEVER, that any such change or elimination becomes effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

               (k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;

               (l) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal on Registered Securities or of principal or any interest on Bearer Securities, to permit Registered Securities to be exchanged for Bearer Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations, or to permit the issuance of uncertificated Securities and to make all appropriate changes for such purposes; PROVIDED any such action does not adversely affect the


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

interests of the Holders of Securities of any series or any Coupons in any material respect; or



               (m) to add to or change any of the provisions of this Indenture as are necessary or desirable to establish that Bearer Securities are issued under arrangements reasonably designed to ensure that they are sold or resold in connection with their original issuance only to a person who is a Non-U.S. Person or who is a U.S. Person that is a financial institution purchasing for its own account or for the account of a customer and that agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code and the regulations thereunder or any successor provisions thereto (including without limitation the procedures and other requirements necessary to satisfy the conditions set forth in Section 163(f)(2)(B) of the Code), and any other requirements that must be complied with in order to avoid the disallowance of an interest deduction by the Company with respect to interest paid on Bearer Securities and any Coupons, the imposition of an excise tax on the Company with respect to the Bearer Securities and any Coupons or the disallowance from exemption from withholding tax on interest paid on the Bearer Securities and any Coupons.

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee is not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this
Section 8.1 may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 8.2.

          8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. Unless otherwise set forth in Section 2.3, with the consent (evidenced as provided in Article VII) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities and any Coupons of each series affected by such supplemental indenture, the Company, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee


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

may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series and any Coupons; PROVIDED that no such supplemental indenture:

               (a) changes the Stated Maturity of the principal of or any installment of interest on any Security, or reduces the principal amount thereof or the rate of interest thereon payable upon the redemption thereof, or changes the Stated Maturity of or reduces the amount of any payment to be made with respect to any Coupons or changes the currency in which the principal of or interest on such Security is denominated or payable, or reduces the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to
Section 5.2, or changes any Place of Payment where any Security or interest thereon is payable, or impairs the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduces the premium payable upon the redemption of any Security or changes the time at which any Security may or will be redeemed in accordance with Article XII;

               (b) reduces the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

               (c)  modifies any of the provisions of this Section 8.2, Section
5.13 or Section 3.12, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 2.3 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; PROVIDED, HOWEVER, that this subsection
(c) is not deemed to require the consent of any Holder with respect to changes in the references to "THE TRUSTEE" and concomitant changes in this


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

Section 8.2 and Section 3.12, or the deletion of this proviso, in accordance with the requirements of the second paragraphs of Section 6.11 and Section 8.1(k).

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities and Coupons of such series, with respect to such covenant provision, is deemed not to affect the rights under this Indenture of the Holders of Securities and Coupons of any other series.

          Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order) certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.1, the Trustee will join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such supplemental indenture.

          It will not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such consent will approve the substance thereof.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Trustee will give notice thereof (i) to the Holders of then Outstanding Registered Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they will appear on the Security register, (ii) if any Bearer Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee within two years preceding the giving of such notice, by mailing a notice thereof by first-class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Bearer Securities of a series affected thereby are then Outstanding, to all Holders thereof, by publication of a notice thereof at least once in an Authorized Newspaper in the Borough of Manhattan, the City of New York, and at least once in an Authorized Newspaper in London


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

(and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), and in each case such notice will set forth in general terms the substance of such supplemental indenture. Failure of the Company to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture.

          8.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture will be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each series affected thereby will thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture will be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          8.4 DOCUMENTS TO BE GIVEN TO TRUSTEE; EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting, the additional trusts created by, any supplemental indenture permitted by this Article or the modifications hereby of the trusts created by this Indenture, the Trustee, subject to the provisions of Sections 6.1 and 6.2, will be entitled to receive, and will be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this
Article VIII complies with the applicable provisions of this Indenture. The Trustee for any series of Securities may, but will not be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, liabilities, duties or immunities under this Indenture or otherwise.

          8.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Holders. If the Company or the Trustee will so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.


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

                                   ARTICLE IX

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          9.1 COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers, in which the Company or its successor or successors will be a party or parties, or shall prevent any sale or conveyance of all or substantially all the properties and assets of the Company and its Subsidiaries as an entirety to any other Person (whether or not affiliated with the Company) authorized to acquire and operate the same; PROVIDED, HOWEVER, that immediately after giving effect to such transaction, no Default or Event of Default with respect to any series of Securities will have occurred and be continuing; and PROVIDED, FURTHER, that upon any such consolidation, merger, sale or conveyance, other than a consolidation or merger in which the Company is the continuing corporation, the due and punctual payment of the principal or interest on all of the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, will be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company has been merged, or which will have acquired such property; and PROVIDED, FURTHER, that such corporation will be incorporated under the laws of the United States, any state thereof or the District of Columbia. Notwithstanding the first proviso in this paragraph, the Company may merge or consolidate any Restricted Subsidiary into or with the Company or any other direct or indirect wholly-owned Restricted Subsidiary of the Company.

          9.2 SUCCESSOR COMPANY SUBSTITUTED. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of or interest on all of the Securities and Coupons and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation will succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company prior to


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

such succession any or all of the Securities issuable hereunder, together with any Coupons which theretofore have not been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions, and limitations in this Indenture prescribed, the Trustee will authenticate and will deliver any Securities, together with any Coupons which previously have been signed and delivered by the officers of the Company to the Trustee, and any Securities, together with any Coupons which such successor corporation thereafter will cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued, together with any Coupons, will in all respects have the same legal rank and benefit under this Indenture as the Securities and Coupons theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons had been issued at the date of the execution hereof.

          In the event of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

          In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation will be discharged from all obligations and covenants under this Indenture and the Securities and Coupons and may be liquidated and dissolved.


          9.3 OPINION OF COUNSEL TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel, prepared in accordance with Section 11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                    ARTICLE X

                         SATISFACTION AND DISCHARGE OF
                           INDENTURE; UNCLAIMED MONEYS

          10.1 SATISFACTION AND DISCHARGE OF INDENTURE.

  If at any time (i) the Company will have paid or caused to be paid the principal of and interest on all of the Securities of any


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

series Outstanding hereunder and all Coupons (other than Securities of such series and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same have become due and payable, or (ii) the Company will have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all Coupons (other than any Securities of such series and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.9) or (iii) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on such Securities can be determined at the time of making the deposit referred to in clause (B) below, (A) all the Securities of such series and all Coupons not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company will have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of such series and Coupons, (x) cash in an amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 10.4) or (y) in the case of any series of Securities the payments on which may be made only in Dollars, direct obligations of the United States, backed by its full faith and credit ("U.S. GOVERNMENT OBLIGATIONS"), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities of such series and all Coupons on each date that such principal or interest is due and payable (whether at maturity or upon redemption (through


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

operation of a mandatory sinking fund or otherwise) other than any redemption at the option of the Holder); and if, in any such case, the Company will also pay or cause to be paid all other sums payable hereunder by the Company, then all of the Securities of such series and any Coupons will be deemed paid and discharged and the provisions of this Indenture with respect to such Securities and such Coupons cease to be of further effect (except as to (1) rights of registration of transfer, exchange of Securities of such series and any Coupons and the Company's right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (3) rights of Holders of Securities and Coupons to receive payments of principal thereof and interest thereon, upon the stated due dates therefor (whether at maturity or upon redemption (through operation of a mandatory sinking fund or otherwise) other than any redemption at the option of the Holder, but not upon acceleration), (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) the rights of the Holders of Securities of such series and any Coupons as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Company under
Section 3.2 and (D) the Trustee, on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel which complies with Section 11.5 (stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, will execute proper instruments acknowledging the same. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

               (b) In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities where the exact amounts (including the currency of payment) of principal of and interest due on such Securities can be determined at the time of making the deposit referred to in clause (A) below, on the date of such deposit all the Securities of such a series and any Coupons will be deemed paid and discharged and the provisions of this Indenture with respect to the Securities and Coupons cease to be of further effect (except, as to (i) rights of registration of transfer and exchange of Securities of such series and any Coupons and the Company's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of Holders of Securities and Coupons to receive payments of principal thereof and interest thereon, upon the stated due dates therefor (whether at maturity or upon redemption (through operation of a mandatory sinking fund or otherwise) other than any redemption at the option of the Holder, but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 3.2) and the Trustee, at the expense of the Company, will, at the Company's request, execute proper instruments acknowledging the same, if:

                         (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust


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

funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of such series and Coupons, (1) cash in an amount, (2) in the case of any series of Securities the payments on which may be made only in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount or (3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities of such series and any Coupons on each date that such principal or interest is due and payable (whether at maturity or upon mandatory redemption (through operation of a mandatory sinking fund or otherwise) other than any redemption at the option of the Holder);

                         (B) no Default or Event of Default has occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(d) and
     (e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

                         (C) such deposit and discharge will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

                         (D) such deposit and discharge will not cause the Trustee to have a conflicting interest as defined in Section 310(b) of the Trust Indenture Act;

                         (E) such deposit and discharge will not cause any Securities then listed on any registered national securities exchange to be delisted;

                         (F) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and such opinion will confirm that, the Holders of the Securities of such series and any Coupons will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred; and

                         (G) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the deposit and discharge contemplated by this provision have been complied with.

               (c) The Company will be released from its obligations under Sections 3.7, 3.8 and 9.1 and any other covenants specified pursuant to Section
2.3 with respect to the Securities of any series and any Coupons on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of the applicable series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in such sections or any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to such sections or any such covenant or by reason of any reference in such sections or any such covenant to any other provision herein or in any other document and such omission to comply will not constitute an Event of Default under Section 5.1, but the remainder of this Indenture and such Securities and Coupons will be unaffected thereby. The following will be the conditions to application of this subsection (c) of this Section 10.1:

                         (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and any Coupons, (1) cash in an amount, (2) in the case of any series of Securities the payments on which may be made only in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash in an amount or (3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities of such series and any Coupons on each date that such principal or interest is due and payable (whether at maturity or upon redemption (through operation of a mandatory sinking fund or otherwise) other than any redemption at the option of the Holder);

                         (B) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as Sections 5.1(d) and
     (e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

                         (C) such covenant defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

                         (D) such covenant defeasance will not cause the Trustee to have a conflicting interest as defined in Section 310(b) of the Trust Indenture Act;

                         (E) such covenant defeasance will not cause any Securities then listed on any registered national securities exchange to be delisted;

                         (F) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series and any Coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                         (G) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each


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

     stating that all conditions precedent relating to the covenant defeasance contemplated by this subsection (c) have been complied with.

          10.2 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF
SECURITIES.   Subject to Section 10.4, all moneys and Securities deposited with the Trustee (or other trustee) pursuant to Section 10.1 will be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such series and of any Coupons for the payment or redemption of which such moneys or Securities have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys or Securities need not be segregated from other funds except to the extent required by law.

          10.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such series of Securities will, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent will be released from all further liability with respect to such moneys.

          10.4 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR ONE YEAR. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any series or any Coupons and not applied but remaining unclaimed for one year after the date upon which such principal or interest will have become due and payable, will, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such Paying Agent or (if then held by the Company) will be discharged from such trust, and the Holder of the Securities of such series and of any Coupons will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any series, will at the expense of the Company, mail by first-class mail to Holders of such Securities at their addresses as they will appear on the Security Register, and (b) in respect of


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

Bearer Securities of any series, will at the expense of the Company cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, the City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), notice that such moneys remain and that, after a date specified therein, which will not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          10.5 INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
10.1 or the principal or interest received in respect of such obligations.

                                   ARTICLE XI


                            MISCELLANEOUS PROVISIONS

          11.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF COMPANY
EXEMPT FROM INDIVIDUAL LIABILITY.   No recourse under or upon any obligation,
covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, will be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and Coupons by the Holders thereof and as part of the consideration for the issuance of the Securities and Coupons.

          11.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS OF SECURITIES AND COUPONS. Nothing in this Indenture, in the Securities or in any Coupons, express or implied, will give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities and Coupons, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities and Coupons.


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

          11.3 SUCCESSORS AND ASSIGNS OF COMPANY BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company will bind its successors and assigns, whether so expressed or not.

          11.4 NOTICES AND DEMANDS ON COMPANY, TRUSTEE AND HOLDERS OF SECURITIES AND COUPONS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities and Coupons to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Ecolab Inc., Ecolab Center, 370 N. Wabasha Street, St. Paul, Minnesota 51102-1390, Attention: General Counsel. Any notice, direction, request or demand by the Company or any Holder of Securities and Coupons to or upon the Trustee will be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Company) to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention:
Corporate Trust Services Division.

          Where this Indenture provides for notice to Holders of Registered Securities, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. Where this Indenture provides for notice to Holders of Bearer Securities who have filed their names and addresses within two years preceding the giving of such notice, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it
appears in such filing.   Notice to other Bearer Securities will be by
publication as provided in Section 6.10(a)(i). In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of or irregularities in regular mail service, it is impracticable to mail notice to the Company when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as is reasonably satisfactory to the Trustee is deemed to be a sufficient giving of such notice.

          11.5 OFFICER'S CERTIFICATES AND OPINIONS OF COUNSEL, STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company will furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture will include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer's certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters where the information is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such officer knows that the certificate, statement or opinions or representations with respect to the matters upon which such officer's certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such officer's or counsel's certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee will contain a statement that such firm is independent.

          11.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities of any series or Coupons or the date fixed for redemption or repayment of any such Security or Coupon is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest will accrue for the period after such date.

          11.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT. If and to the extent that any provision of this Indenture limits, qualifies as conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an "INCORPORATED PROVISION"), such incorporated provisions will control.

          11.8NEW YORK LAW TO GOVERN.   This Indenture and each Security and any
Coupon will be deemed to be a contract under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of such State, except as may otherwise by required by mandatory provisions of law.

          11.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which will be an original; but such counterparts will together constitute but one and the same instrument.

          11.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and do not affect the construction hereof.

          11.11 SECURITIES IN A FOREIGN CURRENCY OR IN ECU. Unless otherwise specified in an Officer's Certificate delivered pursuant to Section
2.3 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than Dollars (including
ECUs), then the principal amount of Securities of such series which will be deemed to be Outstanding for the purpose of taking such action will be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 11.11, Market Exchange Rate means the noon Dollar buying rate in New York City for cable transfers of that currency published by the Federal Reserve Bank of New York; PROVIDED, HOWEVER, in the case of ECUs, Market Exchange Rate means the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the "JOURNAL"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in the City of New York or in the country of issue of the currency in question, which for purposes of the ECU will be Brussels, Belgium, or such other quotations or, in the case of ECU, rates of exchange as the Trustee will deem appropriate. The provisions of this paragraph will apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

          All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph will be in its sole discretion and will, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

          11.12 JUDGMENT CURRENCY. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the "REQUIRED CURRENCY") into a currency in which a judgment will be rendered (the "JUDGMENT CURRENCY"), the rate of exchange used will be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment in entered, unless such day is not a New York Banking Day, then, the extent permitted by applicable law, the rate of exchange used will be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) will not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery results in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) will be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt will fall short of the full amount of the Required Currency so expressed to be payable and
(iii) will not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "NEW YORK BANKING DAY" means any day except a Saturday, Sunday or a legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

          11.13 SEPARABILITY CLAUSE. In case any provision in this Indenture or the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions are not in any way be affected or impaired thereby.


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

                                   article xii

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

          12.1 APPLICABILITY OF ARTICLE. The provisions of this Article will be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified, as contemplated by Section 2.3, for Securities of such series.

          12.2 NOTICE OF REDEMPTION, PARTIAL REDEMPTIONS. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company will be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders at their last addresses as they appear upon the Security Register. Notice of redemption to the Holders of Bearer Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee within two years preceding the giving of such notice, will be given by mailing notice of such redemption, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notices given by the Company, the Trustee will make such information available to the Company for such purpose). Notice of redemption to all other Holders of Bearer Securities of any series to be redeemed as a whole or in part will be published in an Authorized Newspaper in the Borough of Manhattan, the City of New York, and in an Authorized Newspaper in London (and, if required by Section 3.6, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided will be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part, will not affect the validity of the proceedings for the redemption of any other Security of such series.

          The notice of redemption to each such Holder will specify the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP number of the Securities to be redeemed, the date fixed for redemption, the redemption price, the place or place of payment, that payment


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will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons, of all Coupons maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after that date interest thereon or on the portions thereof to be redeemed cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed and will state that on and after the date fixed for redemption, upon surrender of such Security, a new Security of the same series and tenor and in an aggregate principal amount equal to the unredeemed portion thereof will be issued.

          The notice of redemption of Securities of any series to be redeemed at the option of the Company will be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          On or before 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the Redemption Date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If all of the Outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 40 days prior to the date fixed for redemption (or such shorter period as is be acceptable to the Trustee) an Officer's Certificate stating that all such Securities are to be redeemed. If less than all Outstanding Securities of any series are to be redeemed, the Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption (or such shorter period as is be acceptable to the Trustee) an Officer's Certificate stating the aggregate principal amount of Securities of such series to be redeemed. In case of a redemption at the election of the Company that is subject to any restriction on such redemption, the Company will deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer's Certificate stating that such restriction has been complied with.

          If less than all the Securities of a series are to be redeemed, the Trustee will select, in such manner as it deems appropriate and fair, Securities of


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such series to be redeemed in whole or in part.  Securities may be redeemed in part in multiples of the minimum authorized denomination for Securities of such series. The Trustee will promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series will relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          12.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice will become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company defaults in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption will cease to accrue, and any unmatured Coupons will be void, and, except as provided in Sections 6.5 and 10.4, such Securities will cease from and after the close of business on the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof will have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in the notice, together with all Coupons, if any, maturing after the date fixed for redemption, such Securities or the specified portions thereof will be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; PROVIDED that interest becoming due on or prior to the date fixed for redemption is payable, in the case of Securities with any Coupons, to the Holders of the Coupons for such interest upon surrender thereof and, in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.3 and 2.7 hereof.

          If any Security called for redemption is not so paid upon surrender thereof for redemption, the principal will, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.


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

          If any Security with any Coupon(s) is surrendered for redemption and is not accompanied by all Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon(s) may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

          Upon presentation of any Security of any series redeemed in part only, the Company will execute and the Trustee will authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a replacement Security of like series and tenor (with any unmatured Coupons attached), in authorized denominations and in an aggregate principal amount equal to the unredeemed portion of the Security so presented.

          12.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities will be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

          12.5 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "MANDATORY SINKING FUND PAYMENT," and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "OPTIONAL SINKING FUND PAYMENT." The date on which a sinking fund payment is to be made is herein referred to as the "SINKING FUND PAYMENT DATE."

          In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 12.5 or (c) receive credit for Securities of such


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

series (not previously so credited) redeemed by the Company through any optional sinking fund payment. The Trustee will receive or credit Securities so delivered or credited at the sinking fund redemption price specified in such Securities.

          On or before the 60th day next preceding each sinking fund payment date for any series, or such shorter period acceptable to the Trustee, the Company will deliver to the Trustee an Officer's Certificate (which need not contain the statements required by Section 11.5) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series to be so credited has previously been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee will be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer's Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer's Certificate will be irrevocable and upon its receipt by the Trustee, the Company will become unconditionally obligated to make all the cash payments or delivery of Securities therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 60th day, to deliver such Officer's Certificate and Securities (subject to the parenthetical clause in the second preceding sentence) specified in this paragraph, if any, will not constitute a default but will constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date will be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section 12.5.

          If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash


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exceeds $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or a lesser sum in Dollars (or the equivalent thereof in any Foreign Currency or ECU) if the Company so requests with respect to the Securities of any series, such cash will be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount is $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or less and the Company makes no such request, then it will be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency or ECU) is available. The Trustee will select, in the manner provided in Section 12.2 and subject to the limitations in Section 12.4, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb such cash, as nearly as may be, and will (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities will be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officer's Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it will so request the Trustee in writing) will cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series will be added to the next cash sinking fund payment for such series and, together with such payment, will be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the Stated Maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series will be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

          On or before each sinking fund payment date, the Company will pay to the Trustee in cash or will otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.


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          The Trustee will not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities will theretofore have been made, the Trustee will redeem or cause to be redeemed such Securities; PROVIDED that it will have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default occurs, and any moneys thereafter paid into the sinking fund, will, during the continuance of such Default or Event of Default, be deemed to have been collected under Article V and held for the payment of all such Securities. In case such Event of Default has been waived as provided in Section 5.10 or the Default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys will thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section 12.5 to the redemption of such Securities.


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          IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of November 1, 1996.


                              ECOLAB INC.


                              By: /s/ Kenneth A. Iverson
                                  --------------------------------------------
                              Title: Vice President and Secretary
                                    -----------------------------------------


                              THE FIRST NATIONAL BANK OF CHICAGO,
                                  TRUSTEE



                              By: /s/ John R. Prendiville
                                 ---------------------------------------------
                              Title: Vice President
                                     -----------------------------------------


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